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[JONES, COCHENOUR & CO. LOGO]

                                                                    Exhibit 23.2







                         CONSENT OF INDEPENDENT AUDITORS

AS INDEPENDENT PUBLIC ACCOUNTANTS, WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT (FORM S-8) FILED PERTAINING TO THE PARK NATIONAL CORPORATION EMPLOYEES STOCK OWNERSHIP PLAN, FORMERLY KNOWN AS THE PARK NATIONAL CORPORATION EMPLOYEES VOLUNTARY SALARY DEFERRAL PLAN AND TRUST OF OUR REPORT DATED SEPTEMBER 28, 2001, WITH RESPECT TO THE FINANCIAL STATEMENTS OF THE PARK NATIONAL CORPORATION EMPLOYEES VOLUNTARY SALARY DEFERRAL PLAN AND TRUST AS OF DECEMBER 31, 2000, AND FOR THE YEAR THEN ENDED, INCLUDED IN THIS ANNUAL REPORT ON FORM 11-K FOR THE YEAR ENDED DECEMBER 31, 2001.

/S/ JONES, COCHENOUR & CO.

JONES, COCHENOUR & CO.
JUNE 26, 2002